UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2009
BIOHEART, INC.
(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
(Address of principal executive offices, including zip code)
(954) 835-1500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On February 3, 2009, Bioheart, Inc. (the “Company”) entered into a non-binding letter of intent with Organic Business Alliances, LLC (“OBA”) pursuant to which OBA would invest approximately $1.5 million in the Company under its current offering under Regulation D (the “Offering”) and, subject to the Company achieving certain specified milestones, invest up to an additional $5.5 million on terms substantially the same as those of the Offering (the “Investment”). The Investment is subject to approval of the boards of directors of both the Company and OBA and the execution and delivery of mutually acceptable definitive agreements. A copy of the letter of intent is filed herewith as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

Item 8.01	Other Events.
On February 3, 2009, at 4:05pm Eastern, the Company conducted its conference call as announced and described in its press release dated January 28, 2009. A copy of the script for the conference call is filed herewith as Exhibit 7.1.
A replay of the call will be available for seven days from 7:00 p.m. February 3, 2009 until 11:59 a.m. on February 10, 2009. The number for the replay is 1-888-203-1112, or 1-719-457-0820 for international calls; the passcode for the replay is 3127463. In addition, a recording of the call will be available via the company’s website at www.bioheartinc.com for one year.
On February 3, 2009, the Company issued a press release announcing that it entered into the non-binding letter of intent with OBA regarding an investment as described above in Item 1.01. A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 9.01	Exhibits.
(d)	Exhibits

Exhibit Number	Description

7.1	Script of conference call of the Company held on February 3, 2009, filed herewith.

10.1	Non-Binding Letter of Intent, dated February 3, 2009, between the Company and Organic Business Alliances, LLC, filed herewith.

99.1	Press release dated February 3, 2009, announcing entry into Non-Binding Letter of Intent with OBA regarding an investment, filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2009

BIOHEART, INC.

	By:	/s/ Howard J. Leonhardt

Howard J. Leonhardt
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

7.1	Script of conference call of the Company held on February 3, 2009, filed herewith.

10.1	Non-Binding Letter of Intent, dated February 3, 2009, between the Company and Organic Business Alliances, LLC, filed herewith.

99.1	Press release dated February 3, 2009, announcing entry into Non-Binding Letter of Intent with OBA regarding an investment, filed herewith.